Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of May 26, 2015 (this “Agreement”), by and between SFX Entertainment, Inc., a Delaware corporation (the “Company”), Sillerman Investment Company III LLC, a Delaware limited liability company and Robert F. X. Sillerman (herein individually as a “Stockholder” and, together, as the “Stockholders”).  The Company and the Stockholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth opposite each Stockholders’ name on Schedule I attached hereto (such shares of Common Stock (except as otherwise indicated on Schedule I), together with any other shares of Common Stock the voting power over which the Stockholders acquire during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares” of such Stockholder);

WHEREAS, the Company, SFXE Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and SFXE Acquisition LLC, a Delaware limited liability company (“Purchaser”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, each Stockholder is executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Company and the Stockholders hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1        Capitalized Terms.  For purposes of this Agreement, capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1        Agreement to Vote the Subject Shares.  Subject to Section 2.3, Section 2.4 and Section 2.5, each Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company, each Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, its Subject Shares (a) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholders contained in this Agreement, (c) in favor of the adoption of a Definitive Transaction Agreement providing for a Superior Proposal (entered into substantially concurrently with the termination of the Merger Agreement pursuant to Section 8.1(c)(i)) that is an Acceptable Transaction, and (d) against the following actions or proposals (other than the transactions contemplated by the Merger Agreement):  (i) any proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement; and (ii) any other action or proposal involving the Company or any Company Subsidiary that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement or could reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.  Subject to Section 2.5, each Stockholder agrees not to, and shall cause its Representatives not to, enter into any agreement, commitment or arrangement with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II. “Acceptable Transaction” means a transaction (a) that by its terms each of the Stockholders would receive at closing thereof for each of their respective Subject Shares (and each share of Company Stock subject to their respective Company Restricted Stock Awards and Company Options) cash consideration in an amount, or freely tradable (unrestricted) securities listed on a national securities exchange with a trading value at the time of closing of such transaction, exceeding the Minimum Amount (less in the case of Company Options the per share exercise price thereof) and no less than the consideration per share payable to other holders of Company Stock, and (b) that is reasonably likely to be consummated within six months of the execution of a definitive agreement with respect to such transaction.  “Minimum Amount” means the amount of the Per Share Cash Consideration plus an amount equal to 2.5% of the Per Share Cash Consideration.

Section 2.2        Effect of Intervening Event Change of Recommendation, Company Adverse Recommendation Change.  For the avoidance of doubt, the each Stockholder agrees that, during the Voting Period, the obligations of each Stockholder specified in Section 2.1 shall not be affected by any (a) Intervening Event Change of Recommendation, or (b) Company Adverse Recommendation Change.

Section 2.3            Grant of Irrevocable Proxy.  Each Stockholder hereby appoints the Company and any designee of the Company, and as each Stockholder’s agent, proxy and attorney-in-fact, with full power of substitution and resubstitution in the premises, to vote or act by written consent during the Voting Period with respect to any and all of the Subject Shares in accordance with Section 2.1, in each case subject to the receipt of any Requisite Regulatory Approvals, if required.  Each Stockholder shall promptly cause a copy of this Agreement to be deposited with the Company at its principal place of business.  Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.  Each Stockholder affirms that the irrevocable proxy set forth in this Article II is given in connection with, and in consideration of, the execution of the Merger Agreement, and that such irrevocable proxy is given to the Company by each Stockholder to secure the performance of the duties of each Stockholder under this Agreement.

Section 2.4            Nature of Irrevocable Proxy.  The proxy and power of attorney granted pursuant to Section 2.3 to the Company by each Stockholder shall (a) be irrevocable during the term of this Agreement, (b) be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, (c) revoke any and all prior proxies and powers of attorney granted by each Stockholder with respect to the Subject Shares and (d) not give any subsequent proxy or power of attorney with respect to the Subject Shares, other than a proxy solicited by the Proxy Statement to the extent necessary to permit each Stockholder to comply with Section 2.1.  The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of each Stockholder and shall be binding upon the heirs, personal representatives, successors or assigns of each Stockholder.  The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.  It is agreed that the Company and any designee of the Company shall use the irrevocable proxy granted hereby only in accordance with applicable Law.  For the avoidance of doubt, the vote of the Company or any designee of the Company shall control in any conflict between the vote by the Company or any designee of the Company of the Subject Shares and any other vote by Stockholder of the Subject Shares.

Section 2.5            Action in Stockholder Capacity Only.  The Parties acknowledge that this Agreement is entered into by each Stockholder in his or its capacity as an owner of Subject Shares and that nothing in this Agreement shall in any way restrict or limit any Stockholder from taking or authorizing any action or inaction in his or its capacity as a director, officer or other fiduciary of the Company.  Further, nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, general partner, member, employee, agent or other representative (collectively, “Representatives”) of Stockholder in his or her capacity as a director or officer of the Company.

ARTICLE III

COVENANTS

Section 3.1            Generally.

(a)           Each Stockholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, it shall not, and shall cause its Representatives not to, without the Company’s prior written consent, (i) sell (including short sales), transfer, tender, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”) of any or all of the Subject Shares (other than pursuant to a foreclose on such Subject Shares pursuant to a  bona fide lien or encumbrance on the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares that would permit any action to be taken with respect to the Subject Shares in contravention of Section 2.1, 2.3 or 2.4; or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Stockholder’s ability to perform its obligations under this Agreement, provided that it is understood that the pledge of any of the Subject Shares shall not be deemed to be a violation of this Section 3.1(a).

(b)           In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

Section 3.2            Standstill Obligations of the Stockholder.  Each Stockholder covenants and agrees with the Company that, during the Voting Period:

(a)           Such Stockholder shall not, nor shall such Stockholder permit any of its Representatives to, nor shall such Stockholder act in concert with or permit any of its Representatives to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with the Merger or the Merger Agreement, other than to (i) recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and any actions in furtherance thereof, and (ii) take any other action to the extent consistent with Section 2.1 of this Agreement.

(b)           Such Stockholder shall not, nor shall such Stockholder permit any Representative of such Stockholder to, nor shall such Stockholder act in concert with or permit any Representative of such Stockholder to act in concert with any Person to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with any Person with respect to the voting of the Subject Shares, in each case that would be inconsistent with such Stockholder’s obligations under Section 2.1 of this Agreement.

Section 3.3        Appraisal Rights.  Each Stockholder agrees not to seek appraisal or assert any rights of dissent from the Merger that it may have under Section 262 of the DGCL (or otherwise) and, to the extent permitted by applicable Law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under Section 262 of the DGCL.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby represents and warrants to the Company as follows:

Section 4.1            Binding Agreement.  Each Stockholder (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (b) if not a natural person, (i) is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Stockholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Stockholder.  This Agreement, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Stockholder, enforceable against each Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2        Ownership of Shares.  Schedule I sets forth opposite each Stockholder’s name the number of shares of Common Stock over which such Stockholder has record and beneficial ownership as of the date hereof.  As of the date hereof, except as set forth on Schedule I, each Stockholder is the lawful owner of the shares of Common Stock denoted as being owned by such Stockholder on Schedule I, and has the sole power to vote or cause to be voted such shares.  Except as set forth on Schedule I, each Stockholder does not own or hold any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company other than the Subject Shares.   Except as provided for in the Merger Agreement, there are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby for which the Company or its Subsidiaries will be responsible (absent the consummation of the Merger)  as a result of arrangements made by the Stockholders.

Section 4.3            No Conflicts.

(a)           No filing with any Governmental Authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by each Stockholder and the consummation by each Stockholder of the transactions contemplated hereby.

(b)           None of the execution and delivery of this Agreement by each Stockholder, the consummation by each Stockholder of the transactions contemplated hereby or compliance by each Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of such Stockholder, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of the Subject Shares or such Stockholder’s assets may be bound, or (iii) violate any applicable Order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as could not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement.

Section 4.4            Reliance by the Company.  Each Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholders.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Stockholder as follows:

Section 5.1            Binding Agreement. The Company is a Delaware corporation duly organized and validly existing under the laws of the jurisdiction of its organization.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement, assuming due authorization, execution and delivery hereof by Stockholder, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2            No Conflicts.

(a)           No filing with any Governmental Authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

(b)           None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, or (iii) violate any applicable Order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as could not reasonably be expected to impair the Company’s ability to perform its obligations under this Agreement.

Section 5.3            Reliance by the Stockholders.  The Company understands and acknowledges that the Stockholders are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by the Company.

ARTICLE VI

TERMINATION

Section 6.1            Termination.  This Agreement shall automatically terminate, and neither the Company nor any of the Stockholders shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) the mutual written consent of the Company and the Stockholders, (b) the Effective Time or (c) the date of termination of the Merger Agreement in accordance with its terms; provided that if the Company enters into a Definitive Transaction Agreement providing for a Superior Proposal (entered into substantially concurrently with the termination of the Merger Agreement pursuant to Section 8.1(c)(i)) that is an Acceptable Transaction, the Stockholders’ obligation to vote in favor of the adoption of such Definitive Transaction Agreement shall remain in effect (but only so long as such agreement remains in not terminated or amended) until the earlier of (i)  a stockholder vote with respect to such agreement, and (ii) the six month anniversary of the execution of such agreement.  The termination of this Agreement shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party hereto or relieve such Party from liability for such Party’s breach of any terms of this Agreement.  Notwithstanding anything to the contrary herein, the provisions of Article VII (other than Section 7.2) shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1            Publication.  Each Stockholder hereby permits the Company and the Company to publish and disclose in any forms, schedules or other documents to be filed with the SEC (including the Proxy Statement) such Stockholder’s identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

Section 7.2            Further Assurances.  From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 7.3            Fees and Expenses.  Except as set forth in the Merger Agreement, each of the Parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement.

Section 7.4            Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties hereto.  The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.5            Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by facsimile with confirmation of transmission by the transmitting equipment, or (c) by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses or facsimile numbers or at such other addresses or facsimile numbers as shall be specified by the Parties by like notice:

If to the Company:	SFX Entertainment, Inc.
902 Broadway, 15th Floor
New York, New York 10010
Attention: Richard Rosenstein
Fax No.: (646) 417-7393

with a copy to:

Steptoe & Johnson LLP
1114 Avenue of the Americas
New York, NY 10036
Attention: Michael J.W. Rennock
Fax No.: (212) 506-3950

If to Stockholder:	Sillerman Investment Company III LLC
902 Broadway
New York, NY 10010
Attn: Robert F. X. Sillerman

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Philip Richter and Abigail Bomba
Fax No.: (212) 859-4000

Section 7.6            Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.8            Entire Agreement; Assignment.  This Agreement (together with the Merger Agreement, to the extent referred to herein, and Schedule I) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party, except that the Company may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of the Company.

Section 7.9            Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.10          Interpretation.  When a reference is made to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of or to this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders.  The terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement.  The word “or” shall not be exclusive.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 7.11          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 7.12          Specific Performance; Jurisdiction.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity.  In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware and (d) consents to service being made through the notice procedures set forth in Section 7.5.  Each of the Stockholder and the Company hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.5 shall be effective service of process for any proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 7.13          Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY TRANSACTION-RELATED PROCEEDING.

Section 7.14          Counterparts.  This Agreement may be executed by facsimile or other electronic means in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 7.15          No Partnership, Agency or Joint Venture.  This Agreement is intended to create a contractual relationship between Stockholder, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the parties hereto.  Without limiting the generality of the foregoing sentence, each Stockholder (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Common Stock or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Common Stock and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.  To the knowledge of each Stockholder, such Stockholder is not affiliated with any other holder of Common Stock entering into a voting agreement with the Company in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement and regarding its investment in the Company.

[Signature page to Voting and Support Agreement follows.]

IN WITNESS WHEREOF, the Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

SFX ENTERTAINMENT, INC.

By:	/s/ Richard Rosenstein
Name: Richard Rosenstein
Title: Chief Financial Officer

[Signature Page to Voting Agreement]

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman

Sillerman Investment Company III LLC

By:	/s/ Robert Sillerman
Name: Robert F.X. Sillerman
Title: Manager and Sole Member

[Signature Page to Voting Agreement]

SCHEDULE I

Ownership of Common Stock

Stockholder	Number of Shares
Robert F. X. Sillerman

•      As of the date hereof, Mr. Sillerman holds 2,701,000 shares of Common Stock subject to nominee agreements; such shares shall not be considered Subject Shares from and after the time such shares are requested by the beneficiaries thereof and the transfer of such shares to the beneficiary thereof shall not constitute a violation of this Agreement.

•      Mr. Sillerman beneficially owns shares of Common Stock subject to options.  Mr. Sillerman cannot vote such shares unless and until he exercises such options; nothing in this Agreement shall be interpreted as requiring Mr. Sillerman to exercise such options or vote the shares subject to such options prior to the exercise thereof. The options are subject to forfeiture in accordance with the terms thereof

•      Mr. Sillerman holds 1,333,000 shares of restricted Common Stock, which are subject to forfeiture in accordance with the terms thereof.

Sillerman Investment Company III LLC (“SIC”). Mr. Sillerman is the sole member and manager of SIC and is deemed the beneficial owner of the shares held by SIC	29,960,263 shares of Common Stock